EXHIBIT 99

PFIZER INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)

(millions of dollars, except per share data)	One Month 2000	Seven Months 2000

Revenues	$2,250	$16,513

Costs and expenses:
Cost of sales	363	2,725
Selling, informational and administrative expenses	811	6,481
Research and development expenses	318	2,464
Merger-related costs	218	2,487
Other income-net	(10)	(271)

Income before provision for taxes on income and minority interests	550	2,627

Provision for taxes on income	151	1,278

Minority interests	1	6

Net income	$ 398 ======	$ 1,343 =======

Basic earnings per common share	$ .07 ======	$ .22 =======

Diluted earnings per common share	$ .06 ======	$ .21 =======

  The above financial statements present the periods ended July 30, 2000. Certain subsidiaries operating outside the United States are included on the basis of a one month lag.
  The financial results for the periods ended July 30, 2000 are not necessarily indicative of the results which ultimately might be achieved for the current year.